UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

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RNS Number : 5891N

Dowlais Group PLC

19 June 2025

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

19 June 2025

RECOMMENDED CASH AND SHARE COMBINATION

OF

DOWLAIS GROUP PLC (“DOWLAIS”)

WITH

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (“AAM”)

to be effected by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006

PUBLICATION OF SCHEME DOCUMENT

Key Points

•	A circular in relation to the Scheme has been published today by Dowlais.

•	To become effective, the Scheme requires (among other things) the requisite majority of: (i) Scheme Shareholders to vote in favour of the Scheme at the Court Meeting; and (ii) Dowlais Shareholders to vote in favour of the Special Resolution at the General Meeting.

•	Scheme Shareholders and Dowlais Shareholders are strongly urged to submit proxy appointments and instructions for the Court Meeting and the General Meeting as soon as possible.

•	The Dowlais Directors unanimously recommend that Scheme Shareholders vote in favour of the Scheme at the Court Meeting and that Dowlais Shareholders vote in favour of the Special Resolution to be proposed at the General Meeting.

•	As announced on 16 May 2025, AAM intends to seek a secondary listing and admission of AAM Shares to trading on the London Stock Exchange.

Background

On 29 January 2025, the boards of AAM and Dowlais announced that they had reached agreement on the terms of a recommended cash and share offer to be made by AAM for the entire issued and to be issued ordinary share capital of Dowlais (the “Combination”), to be implemented by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the “Scheme”).

Publication of the Scheme Document

Dowlais is pleased to announce that a circular in relation to the Scheme (the “Scheme Document”) has been published today, setting out, among other things, a letter from the Chair of Dowlais, an explanatory statement pursuant to section 897 of the Companies Act, the full terms and conditions of the Scheme, an expected timetable of principal events, notices of the Court Meeting and the General Meeting and details of the actions to be taken by Dowlais Shareholders.

Capitalised terms used in this announcement shall, unless otherwise defined, have the same meanings as set out in the Scheme Document. All references to times in this announcement are to London, United Kingdom times unless stated otherwise.

The Scheme Document will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Dowlais’ website at www.dowlais.com/AAMcombination and on AAM’s website at www.aam.com/investors/offer-for-dowlais-group-plc by no later than 12 p.m. noon on 20 June 2025.

Hard copies of: (i) the Scheme Document (or, depending on Dowlais Shareholders’ communication preferences, a letter or email giving details of the website where the Scheme Document may be accessed); (ii) the Forms of Proxy for the Court Meeting and the General Meeting; (iii) the Form of Election in respect of the Mix and Match Facility; and (iv) the Tax Certification Form are being sent to Dowlais Shareholders today, subject to certain restrictions relating to persons resident in Restricted Jurisdictions.

As required by Rule 28 of the Code, the Dowlais Profit Forecasts, the Dowlais Q1 Profit Estimates, the AAM FY25 Profit Forecast and the AAM FY26/27 Profit Forecast are set out in the Scheme Document (see Appendix Two (Profit Forecasts) on pages 165 to 170).

Action required

Court Meeting and General Meeting

As further detailed in the Scheme Document, in order to become Effective, the Scheme will require, among other things, that the requisite majority of: (i) Scheme Shareholders vote in favour of the Scheme at the Court Meeting; and (ii) Dowlais Shareholders vote in favour of the Special Resolution at the General Meeting.

The approval required at the Court Meeting for approval of the Scheme is a majority in number of the Scheme Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent 75 per cent. or more in value of the Scheme Shares voted by those Scheme Shareholders. The approval required at the General Meeting for the Special Resolution to be passed is at least 75 per cent. of the votes cast (in person or by proxy).

Notices convening the Court Meeting and the General Meeting to be held at Slaughter and May, One Bunhill Row, London, EC1Y 8YY at 11:00 a.m. and 11:15 a.m. (or as soon thereafter as the Court Meeting concludes or is adjourned) on 22 July 2025 , respectively, are set out in the Scheme Document.

Any changes to the arrangements for the Court Meeting and the General Meeting will be communicated to Dowlais Shareholders before the relevant Meeting, through Dowlais’ website www.dowlais.com/investors and by announcement through a Regulatory Information Service.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of opinion of Scheme Shareholders.

Scheme Shareholders and Dowlais Shareholders are therefore strongly urged to submit proxy appointments and instructions for the Court Meeting and the General Meeting as soon as possible and, in any event, so that the proxy appointment and instructions are received by Equiniti Limited (“Equiniti”) no later than 48 hours before the relevant Meeting (or, in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned Meeting, in each case excluding any part of such 48 hour period falling on a day that is not a working day). Further details on the deadlines for appointing proxies are set out in the Appendix to this announcement and in the Scheme Document.

United States Taxation and Tax Certification Form

Dowlais Shareholders’ attention is drawn, in particular, to the Tax Certification Form and the action to be taken in respect thereof. Further information on the Tax Certification Form and United States Taxation is set out in paragraph 17 of Part Two (Explanatory Statement) of the Scheme Document on pages 62 to 71.

Recommendation

The Dowlais Directors, who have been so advised by Barclays and Rothschild & Co as to the financial terms of the Combination, consider the terms of the Combination to be fair and reasonable. In providing their advice to the Dowlais Directors, Barclays and Rothschild & Co have taken into account the commercial assessments of the Dowlais Directors. Barclays and Rothschild & Co are providing independent financial advice to the Dowlais Directors for the purposes of Rule 3 of the Code.

The Dowlais Directors consider that the terms of the Combination are in the best interests of Dowlais Shareholders as a whole. Accordingly, the Dowlais Directors unanimously recommend that Scheme Shareholders vote in favour of the Scheme at the Court Meeting and that Dowlais Shareholders vote in favour of the Special Resolution to be proposed at the General Meeting, as the Dowlais Directors who hold shares have irrevocably undertaken to do in respect of their entire beneficial holdings.

Dowlais Shareholders should carefully read the Scheme Document and accompanying Forms of Proxy, Form of Election and Tax Certification Form in their entirety before making a decision with respect to the Scheme.

Timetable

The Scheme Document contains an expected timetable of principal events in relation to the Scheme, which is also set out in the Appendix to this announcement. The Scheme remains conditional on the approval of the requisite majority of Scheme Shareholders at the Court Meeting and the requisite majority of Dowlais Shareholders at the General Meeting. The Scheme is also subject to the satisfaction (or, where applicable, waiver) of the other Conditions (including the sanction of the Court) and further terms, as described more fully in the Scheme Document.

Subject to the satisfaction or, where permitted, waiver of all the Conditions, and subject to the approval and availability of the Court, the Scheme is expected to become Effective in the final quarter of 2025 and, in any event, prior to the Long Stop Date. Dowlais will make further announcements through a Regulatory Information Service, with such announcements also being made available on Dowlais’ website at www.dowlais.com/AAMcombination and on AAM’s website at www.aam.com/investors/offer-for-dowlais-group-plc . An update to the expected timetable is expected to be announced following receipt of the relevant regulatory approvals upon which the Combination is conditional.

UK Secondary Listing and AAM Proxy Statement

As announced on 16 May 2025, AAM intends to seek a secondary listing and admission of AAM Shares (including the New AAM Shares) to trading on the London Stock Exchange (the “Secondary Listing”). It is intended that the AAM Shares will be admitted to the equity shares (international commercial companies secondary listing) category of the Official List maintained by the FCA and to trading on the Main Market for listed securities of the London Stock Exchange. In connection with the Secondary Listing, AAM will publish a prospectus approved by the FCA (the “AAM Prospectus”). It is currently expected that the AAM Prospectus will be published in the final quarter of 2025, after the Court Meeting and the General Meeting.

On 2 June 2025, AAM filed a definitive proxy statement with the SEC, which is available on AAM’s website at www.aam.com/investors/offer-for-dowlais-group-plc-documentation (together with any amendments and supplements thereto, the “AAM Proxy Statement”).

The AAM Proxy Statement, as supplemented on 5 June 2025 (and as further amended and supplemented from time to time) and, when it becomes available, the AAM Prospectus, should be read alongside the Scheme Document, as both contain important further information on AAM, Dowlais, the New AAM Shares to be issued and the key risks relating to AAM, Dowlais, the Combination and ownership of AAM Shares.

Additional Information for Dowlais Shareholders

If you have any questions about this announcement, the Scheme Document, the Court Meeting or the General Meeting, or are in any doubt as to how to complete and return the Form of Election, the Tax Certification Form and the Forms of Proxy or how to submit your proxies electronically or online, please contact Dowlais’ Registrars, Equiniti, by calling the Shareholder Helpline on +44 (0) 333 207 6394. Lines are open between 8.30 a.m. and 5.30 p.m. Monday to Friday (except public holidays in England and Wales). For deaf and speech impaired shareholders, Equiniti welcomes calls via Relay UK. Please see www.relayuk.bt.com for more information. Calls to the helpline from outside the UK will be charged at applicable international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. Please note that calls to Equiniti may be monitored or recorded and no advice on the Combination or its merits, nor any legal, taxation or financial advice, can be given.

A copy of the Scheme Document will be submitted to the National Storage Mechanism and will be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Enquiries:

Dowlais

Investors

Pier Falcione	+44(0)7855 185 420

Barclays (Financial adviser and corporate broker to Dowlais)

Guy Bomford / Adrian Beidas / Neal West (Corporate Broking)	+44 (0) 20 7623 2323

Rothschild & Co (Financial adviser to Dowlais)

Ravi Gupta / Nathalie Ferretti	+44 (0) 20 7280 5000

Investec Bank plc (Joint corporate broker to Dowlais)

Carlton Nelson / Christopher Baird	+44 (0) 20 7597 5970

Montfort Communications (PR adviser to Dowlais)

Nick Miles / Neil Craven	+44 (0) 7739 701 634
+44 (0) 7876 475 419

AAM

David H. Lim, Head of Investor Relations	+1 (313) 758-2006

Christopher M. Son, Vice President, Marketing & Communications	+1 (313) 758-4814

J.P. Morgan (Exclusive financial adviser to AAM)

David Walker / Ian MacAllister	+1 (212) 270 6000

Robert Constant / Jonty Edwards	+44 (0) 203 493 8000

FGS Global (PR adviser to AAM)

Jim Barron	+1 212 687 8080

Charlie Chichester / Rory King	+44 20 7251 3801

Slaughter and May is acting as legal adviser to Dowlais. Allen Overy Shearman Sterling LLP is acting as legal adviser to AAM.

APPENDIX

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following indicative timetable is based on Dowlais’ and AAM’s current expectations regarding dates for the implementation of the Scheme and is subject to change. If any of the dates and/or times in this expected timetable change, the revised dates and/or times will be notified to Dowlais Shareholders by announcement through the Regulatory Information Service of the London Stock Exchange.

Event	Time and/or date (1)

Filing of the AAM Proxy Statement with the SEC	2 June 2025

Publication of Scheme Document	19 June 2025

AAM Shareholder Meeting	8.00 a.m. (Eastern Time) on 15 July 2025

Latest time for lodging Forms of Proxy for the:

Court Meeting (BLUE form)	11.00 a.m. on 18 July 2025 (2)

General Meeting (YELLOW form)	11.15 a.m. on 18 July 2025 (3)

Voting Record Time for the Court Meeting and the General Meeting	6.30 p.m. on 18 July 2025 (4)

Court Meeting	11.00 a.m. on 22 July 2025

General Meeting	11.15 a.m. on 22 July 2025 (5)

The following dates and times associated with the Scheme are indicative only and are subject to change and will depend on, among other things, the date on which the Conditions to the Scheme are satisfied or, if capable of waiver, waived, and the date on which the Court sanctions the Scheme. Dowlais will give adequate notice of any changes to these dates and times, when known, by issuing an announcement through a Regulatory Information Service, with such announcement being made available on Dowlais’ website at www.dowlais.com/AAMcombination . See also note (1)

Publication of the AAM Prospectus	a date expected to be in the final quarter of 2025

First Tax Certification Return Time (being the latest time for receipt of Tax Certification Forms (or such other forms as must be provided by a Qualified Intermediary) such that, subject to a Dowlais Shareholder’s certification, none of the cash consideration to which a Dowlais Shareholder is entitled will be withheld)	11.00 a.m. on D-2 (6)

Court Hearing (to sanction the Scheme)	a date expected to be in the final quarter of 2025, subject to the satisfaction (or if applicable, waiver) of the relevant Conditions and, in any event, prior to the Long Stop Date (“D”)

Measurement Date (being the date at which the Mix and Match Reference Price is determined)	the Trading Day falling immediately prior to D+1 (which will be D where D is a Trading Day)

Election Return Time (being the latest time for receipt of Forms of Election or Electronic Elections from CREST holders)	1 p.m. on D+1

Last day of dealings in, and registrations of transfers of, and disablement in CREST of,Dowlais Shares	D+1

Scheme Record Time	6.00 p.m. on D+1

Effective Date of the Scheme	D+2 (7)

Announcement of (i) the Mix and Match Reference Price; and (ii) the approximate extent to which elections under the Mix and Match Facility will be satisfied	D+2

Suspension of listing of, and dealings in,Dowlais Shares	7.30 a.m. on D+2

Issue of New AAM Shares	after 5.00 p.m. (New York time) on D+2

Cancellation of listing of Dowlais Shares	by 8.00 a.m. on D+3

Admission of, and commencement of dealings in, AAM Shares on the London Stock Exchange	by 8.00 a.m. on D+3

Admission of, and commencement of dealings in, New AAM Shares on the New York Stock Exchange	by 9.30 a.m. (New York time) on D+3

New AAM Shares registered through DRS (in respect of New AAM Shares held by former certificated Dowlais Shareholders)	on or as soon as possible after 9.30 a.m. (New York time) on D+3 but not later than 14 calendar days after the Effective Date

AAM DIs issued by the DI Depositary and credited to CREST accounts (in respect of New AAM Shares held by former uncertificated Dowlais Shareholders through CREST) and AAM DIs credited to the relevant CSN Facility accounts	on or as soon as possible after 9.30 a.m. (New York time) on D+3 but not later than 14 calendar days after the Effective Date

Despatch of statements of entitlement to New AAM Shares held through DRS (in respect of Scheme Shares held in certificated form only)	within 14 calendar days after the Effective Date

Despatch of electronic payments, cheques and/or crediting of CREST for cash consideration due under the Scheme (less any cash withheld under applicable tax law) (including any cash due in relation to the sale of fractional entitlements)	within 14 calendar days after the Effective Date (“P”)

Despatch of CSN Facility Statements	within 14 calendar days after the Effective Date

Second Tax Certification Return Time (being the latest time for receipt of Tax Certification Forms (or such other forms as must be provided by a Qualified Intermediary) such that, subject to a Dowlais Shareholder’s certification, any cash consideration withheld from a Dowlais Shareholder will be paid to them rather than being paid to the IRS)	6.00 p.m. on P+40 calendar days (8)

Long Stop Date	29 June 2026 (9)

(1)	The dates and times are indicative only and are based on current expectations and may be subject to change and will depend on, among other things, the date on which the Conditions to the Scheme are satisfied or, if capable of waiver, waived, and the date on which the Court sanctions the Scheme. References to times are to London, United Kingdom time unless otherwise stated. If any of the times and/or dates above change, the revised times and/or dates will be notified to Dowlais Shareholders by announcement through a Regulatory Information Service.

Participants in the Dowlais Share Plans will be contacted separately to inform them of the effect of the Scheme on their rights under the Dowlais Share Plans, including details of any dates and times relevant to them.

(2)	It is requested that BLUE Forms of Proxy for the Court Meeting be lodged not later than 48 hours prior to the time appointed for the Court Meeting (excluding any part of such 48 hour period falling on a weekend or a public holiday in the UK). BLUE Forms of Proxy not so lodged may be: (i) scanned and emailed to Equiniti at the following proxyvotes@equiniti.com; or (ii) handed to Equiniti or the Chair of the Court Meeting before the start of the Court Meeting.

(3)	YELLOW Forms of Proxy for the General Meeting must be lodged not later than 48 hours prior to the time appointed for the General Meeting (excluding any part of such 48 hour period falling on a weekend or a public holiday in the UK).

(4)	If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the relevant adjourned meeting will be 6.30 p.m. on the day which is two days prior to the date of the adjourned meeting.

(5)	Or as soon thereafter as the Court Meeting shall have concluded or been adjourned.

(6)	This is the latest date by which a Dowlais Shareholder must return the Tax Certification Form (or such other forms as must be provided by a Qualified Intermediary) to Equiniti in order that the Paying Agent will not withhold 30 per cent. of the cash consideration to which the Dowlais Shareholder is entitled. Further information on the certification process and U.S. tax considerations is set out in paragraph 17 of Part Two (Explanatory Statement) of this Document.

(7)	The Scheme shall become effective as soon as a copy of the Court Order has been delivered to the Registrar of Companies. This is expected to occur following the Scheme Record Time and prior to the suspension of trading in Dowlais Shares. The events which are stated as occurring on subsequent dates are conditional on the Effective Date and operate by reference to that date.

(8)	This is the latest date by which a Dowlais Shareholder must return the Tax Certification Form (or such other forms as must be provided by a Qualified Intermediary) in order that the Paying Agent effects payment of any withheld amounts to such Dowlais Shareholder. If the Tax Certification Form is not received by Equiniti before this time, the Paying Agent will transfer any withheld funds to the IRS and a Dowlais Shareholder will need to file a U.S. federal income tax return to reclaim any withheld consideration (if applicable).

(9)	This is the latest date by which the Scheme may become effective unless AAM and Dowlais agree (and the Panel and, if required, the Court permit) a later date.

All references in this Document to times are to London time unless otherwise stated. All dates by reference to “D-1”, “D+1”, “D+2” and “D+3” will be to the date falling the number of indicated Business Days immediately prior to or after date D, as indicated above.

Disclaimers

Important notices relating to financial advisers

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority (the “PRA”) and regulated in the United Kingdom by the PRA and the Financial Conduct Authority (the “FCA”)). J.P. Morgan is acting as financial adviser exclusively for AAM and no one else in connection with the Combination and will not regard any other person as its client in relation to the Combination and will not be responsible to anyone other than AAM for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Combination or any other matter or arrangement referred to herein.

Barclays, which is authorised by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively for Dowlais and no one else in connection with the Combination and will not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Combination or any other matter referred to in this announcement.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Dowlais securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Rothschild & Co, which is authorised and regulated in the UK by the FCA, is acting exclusively as financial adviser to Dowlais and for no - one else in connection with the Combination and shall not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in connection with the Combination or any matter referred to herein. Neither Rothschild & Co nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with this announcement, any statement contained herein, the Combination or otherwise. No representation or warranty, express or implied, is made by Rothschild & Co as to the contents of this announcement.

Investec, which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively for Dowlais and no one else in connection with the subject matter of this announcement and will not regard any other person as its client in relation to the subject matter of this announcement and will not be responsible to anyone other than Dowlais for providing the protections afforded to the clients of Investec, or for providing advice in connection with the subject matter of this announcement or any other matters referred to herein. Neither Investec nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Investec in connection with the subject matter of this announcement, any statement contained herein or otherwise, and no representation, express or implied, is made by Investec or any of its subsidiaries, branches or affiliates, or purported to be made on behalf of Investec or any of its subsidiaries, branches or affiliates, in relation to the contents of this announcement, including with regard to the accuracy or completeness of the announcement or the verification of any other statements made or purported to be made by or on behalf of Investec or any of its subsidiaries, branches or affiliates in connection with the matters described in this announcement.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise. In particular, this announcement is not an offer of securities for sale into the U.S. No offer of securities shall be made in the U.S. absent registration under the U.S. Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Combination will be made solely through the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents), which, together with the accompanying Forms of Proxy and Forms of Election in relation to the Mix and Match Facility, which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Combination. Any decision in respect of the Combination should be made only on the basis of the information in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Dowlais and AAM urge Dowlais Shareholders to read the Scheme Document (or any other document by which the Combination is made) in full because it contains important information relating to the Combination, including details of how to vote in respect of the Scheme.

The statements contained in this announcement are made as at the date of this announcement, unless some other time is specified in relation to them, and publication of this announcement shall not give rise to any implication that there has been no change in the facts set forth in this announcement since such date.

This announcement does not constitute a prospectus or a prospectus equivalent document.

The Combination will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange and the FCA.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Combination or determined if this announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Overseas Shareholders

The release, publication or distribution of this announcement in jurisdictions other than the UK, and the availability of the Combination to Dowlais Shareholders who are not resident in the UK, may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Combination or to vote their Dowlais Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf or the Form of Election in respect of the Mix and Match Facility, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by AAM or required by the Code, and permitted by applicable law and regulation, the Combination shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Combination by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of this announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Combination.

This announcement has been prepared in connection with proposals in relation to a scheme of arrangement pursuant to and for the purpose of complying with English law and the Code and information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom. Nothing in this announcement should be relied on for any other purpose. Overseas Shareholders should consult their own professional advisers with respect to the legal and tax consequences of the Scheme.

Further details in relation to Overseas Shareholders are contained in paragraph 18 of Part II (Explanatory Statement) of the Scheme Document.

Additional information for U.S. investors in Dowlais

The Combination relates to an offer for the shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English company law. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the related proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Combination is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure requirements of the U.S. tender offer and related proxy solicitation rules. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., such Takeover Offer will be made in compliance with applicable U.S. laws and regulations.

The New AAM Shares to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold by AAM in the U.S. absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New AAM Shares to be issued pursuant to the Combination will be issued pursuant to the exemption from registration set forth in Section 3(a)(10) of the U.S. Securities Act. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New AAM Shares. In this event, Dowlais Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to all such documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to AAM’s contact for enquiries identified above.

The Scheme Document will contain certain unaudited financial information relating to Dowlais that has been prepared in accordance with UK-endorsed International Financial Reporting Standards (“IFRS”) and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. U.S. generally accepted accounting principles differ in certain significant respects from IFRS.

Dowlais is incorporated under the laws of a non-U.S. jurisdiction, some or all of Dowlais’ officers and directors reside outside the U.S., and some or all of Dowlais’ assets are or may be located in jurisdictions outside the U.S. Therefore, U.S. Dowlais Shareholders (defined as Dowlais Shareholders who are U.S. persons as defined in the U.S. Internal Revenue Code or “IRC”) may have difficulty effecting service of process within the U.S. upon those persons or recovering against Dowlais or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. It may not be possible to sue Dowlais or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

The receipt of New AAM Shares and cash by Dowlais Shareholders as consideration for the transfer of Dowlais Shares pursuant to the Combination may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Such consequences, if any, are not generally described herein. Each Dowlais Shareholder is urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination, including in light of the potential application of Section 304 of the IRC to the Combination.

Further details in relation to US investors are contained on pages 62 to 71 and 113 to 115 of the Scheme Document.

Solicitation

This announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New AAM Shares in respect of the Combination. In connection with the foregoing proposed issuance of the New AAM Shares, AAM filed the AAM Proxy Statement with the SEC on June 2, 2025. To the extent the Combination is effected as a scheme of arrangement under English law, the issuance of the New AAM Shares in connection with the Combination would not be expected to require registration under the U.S. Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the U.S. Securities Act. In the event that AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the New AAM Shares that would be issued in the Combination. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE AAM PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE AAM PROXY STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the AAM Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement and other documents filed by AAM with the SEC at www.aam.com/investors/offer-for-dowlais-group-plc.

Participants in the Solicitation

AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM’s shareholders in respect of the Combination, including the proposed issuance of the New AAM Shares in connection with the Combination. Information regarding AAM’s directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 14, 2025, the definitive proxy statement on Schedule 14A for AAM’s 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025, the Current Report on Form 8-K of AAM, which was filed with the SEC on March 17, 2025, and the Current Report on Form 8-K of AAM, which was filed with the SEC on May 2, 2025 (SEC Accession No. 0001062231-25-000064). Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the AAM Proxy Statement. To the extent holdings of AAM’s securities by its directors or executive officers change from the amounts set forth in the AAM Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by AAM. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and AAM’s website at www.aam.com/investors/offer-for-dowlais-group-plc.

Forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Combination, and other information published by AAM and Dowlais contain statements which are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on assumptions, expectations, valuations, targets, estimates, forecasts and projections of AAM and Dowlais about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects of the Combination on the AAM Group, the Dowlais Group and the Combined Group, such as the statements about the expected profitable growth, value-enhancing investments, sustainable capital returns and other characteristics of the Combined Group, the expected timing and scope of the Combination and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “budgets”, “targets”, “aims”, “scheduled”, “estimates”, “forecast”, “intends”, “anticipates”, “seeks”, “prospects”, “potential”, “possible”, “assume” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. AAM and Dowlais give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risks (known and unknown) and uncertainties (and other factors that are in many cases beyond the control of AAM and/or Dowlais) because they relate to events and depend on circumstances that may or may not occur in the future.

There are a number of factors that could affect the future operations of the AAM Group, the Dowlais Group and/or the Combined Group and that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction (or, where permitted, waiver) of the Conditions, as well as additional factors, such as: domestic and global business and economic conditions; the impact of pandemics, asset prices; market-related risks such as fluctuations in interest rates and exchange rates, industry trends, competition, changes in government and regulation, changes in the policies and actions of governments and/or regulatory authorities (including changes related to capital and tax), changes in political and economic stability (including exposures to terrorist activities, the UK’s exit from the European Union, Eurozone instability, disruption in business operations due to reorganisation activities, interest rate, inflation, deflation and currency fluctuations), the timing impact and other uncertainties of future or planned acquisitions or disposals or offers, the inability of the Combined Group to realise successfully any anticipated synergy benefits when the Combination is implemented (including changes to the board and/or employee composition of the Combined Group), the inability of the AAM Group to integrate successfully the Dowlais Group’s operations and programmes when the Combination is implemented, the Combined Group incurring and/or experiencing unanticipated costs and/or delays (including IT system failures, cyber-crime, fraud and pension scheme liabilities), or difficulties relating to the Combination when the Combination is implemented. Other unknown or unpredictable factors could affect future operations and/or cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. It is not possible to foresee or identify all such factors.

Each forward-looking statement speaks only as of the date of this announcement. Neither the AAM Group nor the Dowlais Group, nor any of their respective associates or directors, officers or advisers, provides any representation, warranty, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. Forward-looking statements involve inherent risks and uncertainties. All forward-looking statements contained in this announcement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Readers are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations (including, without limitation, under the Code, the UK Market Abuse Regulation, the DTRs and applicable U.S. securities laws), neither the AAM Group nor the Dowlais Group is under or undertakes any obligation, and each of the foregoing expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of important risk factors that could cause AAM’s actual results to differ materially from the expectations in the forward-looking statements, see Part I, Item 1A. under the heading “Risk Factors” in its Form 10-K for the fiscal year ended December 31, 2024 and Part II, Item 1A under the heading “Risk Factors” in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC which also contain additional information regarding forward-looking statements with respect to AAM.

No profit forecasts, estimates or quantified financial benefits statements

Other than the Dowlais Profit Forecasts, the Dowlais Q1 Profit Estimates, the AAM FY25 Profit Forecast and the AAM FY26/27 Profit Forecast, no statement in this announcement is intended as a profit forecast or estimate for any period and no statement in this announcement should be interpreted to mean that earnings or earning per ordinary share, for Dowlais or AAM, respectively, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for Dowlais or AAM, respectively.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time)on the tenth business day (as defined in the Code) following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the tenth business day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and 18 (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day (as defined in the Code) following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website

This announcement is required to be published pursuant to Rule 26 of the Code and will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on AAM’s and Dowlais’ websites, at www.aam.com/investors/offer-for-dowlais-group-plc and www.dowlais.com/AAMcombination respectively, promptly and in any event by no later than 12 noon (London time) on the business day (as defined in the Code) following the date of this announcement. Neither the content of the websites referred to in this announcement nor the content of any website accessible from hyperlinks in this announcement is incorporated into, or forms part of, this announcement.

Right to receive documents in hard copy form

Dowlais Shareholders and persons with information rights may, subject to applicable securities laws, request a hard copy of this announcement (and any information incorporated into it by reference to another source), free of charge, by contacting Dowlais’ registrars, Equiniti, by: (i) submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom; or (ii) contacting Equiniti between 8.30 a.m. and 5.30 p.m. (London time), Monday to Friday (excluding English and Welsh public holidays), on +44 (0) 371 384 2030 (please use the country code when calling from outside the UK). A person so entitled may, subject to applicable securities laws, also request that all future documents, announcements and information to be sent in relation to the Combination should be in hard copy form.

For persons who receive a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement will not be sent unless so requested. Such persons may also request that all future documents, announcements and information in relation to the Combination are sent to them in hard copy form.

Please note that Dowlais’ Registrars, Equiniti, cannot provide advice on the merits of the Combination or the Scheme or give any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes.

Electronic communications

Please be aware that addresses, electronic addresses and certain other information provided by Dowlais Shareholders, persons with information rights and other relevant persons for the receipt of communications from Dowlais may be provided to AAM, members of the AAM Group and/or their respective advisers during the Offer Period as required under Section 4 of Appendix 4 of the Code.

General

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, accountant or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

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SOADZGMVLLLGKZG